KEYCORP REPORTS FIRST QUARTER 2019 NET INCOME OF $386 MILLION,
OR $.38 PER COMMON SHARE

1Q19 results included a net impact of $.02 per common share from notable items related to efficiency initiative expenses

Positive momentum in core businesses: solid growth in loans and deposits from the prior year

Focused expense management: noninterest expense down 4% (down 7% excluding notable items), from the year-ago period

Strong credit quality: maintaining disciplined underwriting standards

Closed Laurel Road acquisition: adds attractive client segments and enhances digital capabilities

CLEVELAND, April 18, 2019 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $386 million, or $.38 per common share for the first quarter of 2019, compared to $459 million, or $.45 per common share, for the fourth quarter of 2018 and $402 million, or $.38 per common share, for the first quarter of 2018. Key's first quarter of 2019 results included a net impact of $.02 per common share relating to efficiency initiative expenses. Notable items resulting in a net impact of $.03 per common share were reported in the fourth quarter of 2018, and no notable items were reported in the first quarter of 2018.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Income (loss) from continuing operations attributable to Key common shareholders	$386	$459	$402	(15.9)%	(4.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.38	.45	.38	(15.6)	—
Return on average tangible common equity from continuing operations (a)	13.69%	16.40%	14.89%	N/A	N/A
Return on average total assets from continuing operations	1.18	1.37	1.25	N/A	N/A
Common Equity Tier 1 ratio (b)	9.84	9.93	9.99	N/A	N/A
Book value at period end	$14.31	$13.90	$13.07	2.9%	9.5%
Net interest margin (TE) from continuing operations	3.13%	3.16%	3.15%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	3/31/19 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Net interest income (TE)	$985	$1,008	$952	(2.3)%	3.5%
Noninterest income	536	645	601	(16.9)	(10.8)
Total revenue	$1,521	$1,653	$1,553	(8.0)%	(2.1)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $985 million for the first quarter of 2019, compared to taxable-equivalent net interest income of $952 million for the first quarter of 2018. The increase in net interest income reflects the benefit from higher interest rates and higher earning asset balances, partially offset by a decline in purchase accounting accretion and lower loan fees. First quarter 2019 net interest income included $22 million of purchase accounting accretion, a decline of $11 million from the first quarter of 2018.

Compared to the fourth quarter of 2018, taxable-equivalent net interest income decreased by $23 million. The decline was driven by two fewer days in the first quarter of 2019 and a decline in loan fees.

Noninterest Income

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Trust and investment services income	$115	$121	$133	(5.0)%	(13.5)%
Investment banking and debt placement fees	110	186	143	(40.9)	(23.1)
Service charges on deposit accounts	82	84	89	(2.4)	(7.9)
Operating lease income and other leasing gains	37	28	32	32.1	15.6
Corporate services income	55	58	62	(5.2)	(11.3)
Cards and payments income	66	68	62	(2.9)	6.5
Corporate-owned life insurance income	32	39	32	(17.9)	—
Consumer mortgage income	8	7	7	14.3	14.3
Mortgage servicing fees	21	21	20	—	5.0
Other income	10	33	21	(69.7)	(52.4)
Total noninterest income	$536	$645	$601	(16.9)%	(10.8)%

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Key’s noninterest income was $536 million for the first quarter of 2019, compared to $601 million for the year-ago quarter. The decline was largely due to lower investment banking and debt placement fees of $33 million, reflecting market disruption from the government shutdown early in the quarter, as well as the timing of closing certain transactions. Trust and investment services income declined, primarily related to the sale of Key Insurance and Benefits Services in May of 2018, which contributed $15 million in the first quarter of 2018. Partially offsetting these declines were increases in cards and payments income and operating lease income and other leasing gains.

Compared to the fourth quarter of 2018, noninterest income decreased by $109 million, largely due to expected seasonality, as well as the timing of closing certain transactions. Both of these factors primarily impacted investment banking and debt placement fees, which declined $76 million from the prior quarter. Other income decreased $23 million, primarily related to market-related gains in the prior period, compared to market-related losses in the current quarter. Seasonal factors drove declines in corporate-owned life insurance and cards and payments income. Partially offsetting these declines was an increase of $9 million in operating lease income and other leasing gains.

Noninterest Expense

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Personnel expense	$563	$576	$594	(2.3)%	(5.2)%
Nonpersonnel expense	400	436	412	(8.3)	(2.9)
Total noninterest expense	$963	$1,012	$1,006	(4.8)%	(4.3)%

Key’s noninterest expense was $963 million for the first quarter of 2019, compared to $1.0 billion in the year-ago quarter. The decline was largely the result of Key's efficiency initiative efforts across the franchise. Personnel expense declined $31 million compared to the year-ago period, driven by lower salaries expense, incentive compensation, and employee benefits costs, and was partially offset by higher severance expense related to efficiency initiative actions taken during the quarter. Nonpersonnel expense declined, largely related to lower FDIC assessment expense, which reflected the elimination of the FDIC quarterly surcharge.

Compared to the fourth quarter of 2018, noninterest expense decreased by $49 million. Lower personnel expense reflected declines in salaries expense and incentive compensation, partially offset by a seasonal increase in employee benefits expense. Lower nonpersonnel expense was driven by a $13 million decline in other expense, as well as lower operating lease expense and seasonally lower marketing costs.
Both reporting periods included notable items impacting noninterest expense. The fourth quarter of 2018 included efficiency initiative expenses of $24 million and a $17 million pension settlement charge (reported in other expense), while notable items for the first quarter of 2019 included $26 million of efficiency initiative expenses.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Commercial and industrial (a)	$45,998	$45,129	$42,733	1.9%	7.6%
Other commercial loans	20,383	20,899	20,705	(2.5)	(1.6)
Home equity loans	10,995	11,234	11,877	(2.1)	(7.4)
Other consumer loans	12,273	12,026	11,612	2.1	5.7
Total loans	$89,649	$89,288	$86,927.4%		3.1%

(a)
Commercial and industrial average loan balances include $133 million, $132 million, and $120 million of assets from commercial credit cards at March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Average loans were $89.6 billion for the first quarter of 2019, an increase of $2.7 billion compared to the first quarter of 2018, reflecting broad-based growth in commercial and industrial loans and growth in indirect auto lending, partially offset by continued paydowns in home equity lines of credit.

Compared to the fourth quarter of 2018, average loans increased by $361 million, driven by growth in commercial and industrial loans, partly offset by declines in commercial mortgage and construction loans.  Consumer loans were relatively stable from the prior quarter, as growth in auto lending offset the decline in home equity lines of credit.

Average Deposits

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Non-time deposits	$93,699	$94,480	$90,719	(.8)%	3.3%
Certificates of deposit ($100,000 or more)	8,376	8,217	6,972	1.9	20.1
Other time deposits	5,501	5,255	4,865	4.7	13.1
Total deposits	$107,576	$107,952	$102,556	(.3)%	4.9%

Cost of total deposits	.76%	.64%	.36%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $107.6 billion for the first quarter of 2019, an increase of $5 billion compared to the year-ago quarter, reflecting growth in higher-yielding deposit products, as well as strength in Key’s retail banking franchise and growth from commercial relationships.

Compared to the fourth quarter of 2018, average deposits decreased by $376 million, primarily driven by short-term and seasonal deposit outflows, which more than offset growth from the penetration of existing retail and commercial relationships.

ASSET QUALITY

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Net loan charge-offs	$64	$60	$54	6.7%	18.5%
Net loan charge-offs to average total loans	.29%	.27%	.25%	N/A	N/A
Nonperforming loans at period end (a)	$548	$542	$541	1.1	1.3
Nonperforming assets at period end (a)	597	577	569	3.5	4.9
Allowance for loan and lease losses	883	883	881	—	.2
Allowance for loan and lease losses to nonperforming loans (a)	161.1%	162.9%	162.8%	N/A	N/A
Provision for credit losses	$62	$59	$61	5.1%	1.6%

(a)	Nonperforming loan balances exclude $551 million, $575 million, and $690 million of purchased credit impaired loans at March 31, 2019, December 31, 2018, and March 31, 2018, respectively.
N/A = Not Applicable

Key’s provision for credit losses was $62 million for the first quarter of 2019, compared to $61 million for the first quarter of 2018 and $59 million for the fourth quarter of 2018. Key’s allowance for loan and lease losses was $883 million, or .98% of total period-end loans at March 31, 2019, compared to 1.00% at March 31, 2018, and .99% at December 31, 2018.

Net loan charge-offs for the first quarter of 2019 totaled $64 million, or .29% of average total loans. These results compare to $54 million, or .25%, for the first quarter of 2018, and $60 million, or .27%, for the fourth quarter of 2018.

At March 31, 2019, Key’s nonperforming loans totaled $548 million, which represented .61% of period-end portfolio loans. These results compare to .61% at March 31, 2018, and .61% at December 31, 2018. Nonperforming assets at March 31, 2019, totaled $597 million, and represented .66% of period-end

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

portfolio loans and OREO and other nonperforming assets. These results compare to .65% at March 31, 2018, and .64% at December 31, 2018.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2019.

Capital Ratios

	3/31/2019	12/31/2018	3/31/2018
Common Equity Tier 1 (a)	9.84%	9.93%	9.99%
Tier 1 risk-based capital (a)	10.97	11.08	10.82
Total risk based capital (a)	13.01	12.89	12.73
Tangible common equity to tangible assets (b)	8.43	8.30	8.22
Leverage (a)	9.92	9.89	9.76

(a)	3/31/2019 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the first quarter of 2019. As shown in the preceding table, at March 31, 2019, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.84% and 10.97%, respectively. Key's tangible common equity ratio was 8.43% at March 31, 2019.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.75% at March 31, 2019. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Shares outstanding at beginning of period	1,019,503	1,034,287	1,069,084	(1.4)%	(4.6)%
Open market repurchases and return of shares under employee compensation plans	(11,791)	(15,216)	(9,399)	(22.5)	25.4
Shares issued under employee compensation plans (net of cancellations)	5,474	432	5,254	N/M	4.2
Shares outstanding at end of period	1,013,186	1,019,503	1,064,939	(.6)%	(4.9)%

N/M = not meaningful

Consistent with Key's 2018 Capital Plan, during the first quarter of 2019, Key declared a dividend of $.17 per common share and completed $199 million of common share repurchases. Key's remaining share repurchase authorization consistent with the 2018 Capital Plan (which continues through the second quarter of 2019) is $206 million.

Key planned capital actions (third quarter of 2019 to second quarter of 2020) include a common share repurchase program of up to $1 billion, as well as a 9% increase in the common share dividend, from $.17 to $.185 per common share, in the third quarter of 2019, subject to Board approval.

LINE OF BUSINESS RESULTS

In early 2019, Key underwent a company-wide organizational change, resulting in the realignment of its businesses into Consumer and Commercial segments (which were historically reported as Key Community Bank and Key Corporate Bank segments). The business realignment has now been reflected in segment reporting as of the first quarter of 2019, and prior periods presented have been restated to conform to this

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

realignment. The Consumer Bank includes Key's Retail, Home Lending, Business Banking, and Private Banking businesses and primarily serves clients in Key's 15-state branch footprint. The Commercial Bank includes footprint-based middle market clients and activity (previously reported in Key Community Bank), Real Estate Capital, Institutional Bank and Key Equipment Finance business. These businesses primarily focus on serving the needs of middle market clients in Key's geographies, as well as seven industry sectors: consumer, energy, healthcare, industrial, public sector, real estate, and technology. For more information, a detailed discussion of the business segments will be included in Key’s forthcoming First Quarter 2019 Form 10-Q.

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Revenue from continuing operations (TE)
Consumer Bank	$808	$830	$782	(2.7)%	3.3%
Commercial Bank	699	770	730	(9.2)	(4.2)
Other (a)	14	53	41	(73.6)	(65.9)%
Total	$1,521	$1,653	$1,553	(8.0)%	(2.1)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$164	$175	$131	(6.3)%	25.2%
Commercial Bank	253	304	276	(16.8)	(8.3)
Other (a)	(10)	5	11	(300.0)	(190.9)
Total	$407	$484	$418	(15.9)%	(2.6)%

(a)
Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Summary of operations
Net interest income (TE)	$594	$599	$553	(.8)%	7.4%
Noninterest income	214	231	229	(7.4)	(6.6)
Total revenue (TE)	808	830	782	(2.7)	3.3
Provision for credit losses	45	43	34	4.7	32.4
Noninterest expense	547	558	576	(2.0)	(5.0)
Income (loss) before income taxes (TE)	216	229	172	(5.7)	25.6
Allocated income taxes (benefit) and TE adjustments	52	54	41	(3.7)	26.8
Net income (loss) attributable to Key	$164	$175	$131	(6.3)%	25.2%

Average balances
Loans and leases	$31,403	$31,313	$31,647.3%		(.8)%
Total assets	34,814	34,438	34,802	1.1	—
Deposits	71,289	70,427	67,421	1.2	5.7

Assets under management at period end	$38,742	$36,775	$39,003	5.3%	(.7)%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Additional Consumer Bank Data

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Noninterest income
Trust and investment services income	$85	$89	$87	(4.5)%	(2.3)%
Service charges on deposit accounts	53	57	60	(7.0)	(11.7)
Cards and payments income	48	51	45	(5.9)	6.7
Other noninterest income	28	34	37	(17.6)	(24.3)
Total noninterest income	$214	$231	$229	(7.4)%	(6.6)%

Average deposit balances
NOW and money market deposit accounts	$42,262	$41,189	$39,814	2.6%	6.1%
Savings deposits	4,524	4,579	4,851	(1.2)	(6.7)
Certificates of deposit ($100,000 or more)	6,393	5,863	4,758	9.0	34.4
Other time deposits	5,484	5,239	4,850	4.7	13.1
Noninterest-bearing deposits	12,626	13,557	13,148	(6.9)	(4.0)
Total deposits	$71,289	$70,427	$67,421	1.2%	5.7%

Home equity loans
Average balance	$10,905	$11,144	$11,763
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	60	60	60

Other data
Branches	1,158	1,159	1,192
Automated teller machines	1,502	1,505	1,569

Consumer Bank Summary of Operations (1Q19 vs. 1Q18)

•	Net income of $164 million for the first quarter of 2019 is an increase of $33 million, or 25.2%, from the year-ago quarter

•	Taxable-equivalent net interest income increased by $41 million, or 7.4%, from the first quarter of 2018. The increase in net interest income was primarily driven by strong growth in deposits

•
Average loans and leases decreased $244 million, or 0.8%. This is largely driven by a $854 million, or 7.3%, decline in home equity balances, which is in line with industry trends. This decline in home equity balances was partially offset by growth in indirect auto loans

•	Average deposits increased $3.9 billion, or 5.7%, driven by growth in money market and certificates of deposit, reflecting strength in Key’s relationship strategy

•	Net loan charge-offs decreased $1 million, or 2.9%, from the first quarter of 2018, as overall credit quality remained stable

•	Noninterest income decreased $15 million, or 6.6%, from the year-ago quarter driven by lower service charges on deposit accounts

•	Noninterest expense decreased $29 million, or 5.0%, from the year-ago quarter demonstrating strong expense management and the elimination of the FDIC quarterly surcharge

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Commercial Bank

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Summary of operations
Net interest income (TE)	$399	$416	$405	(4.1)%	(1.5)%
Noninterest income	300	354	325	(15.3)	(7.7)
Total revenue (TE)	699	770	730	(9.2)	(4.2)
Provision for credit losses	15	17	28	(11.8)	(46.4)
Noninterest expense	367	398	381	(7.8)	(3.7)
Income (loss) before income taxes (TE)	317	355	321	(10.7)	(1.2)
Allocated income taxes and TE adjustments	64	51	45	25.5	42.2
Net income (loss) attributable to Key	$253	$304	$276	(16.8)%	(8.3)%

Average balances
Loans and leases	$57,210	$56,843	$54,131.6%		5.7%
Loans held for sale	1,066	2,250	1,124	(52.6)	(5.2)
Total assets	64,817	65,647	61,750	(1.3)	5.0
Deposits	34,418	35,113	32,794	(2.0)%	5.0%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Noninterest income
Trust and investment services income	$30	$32	$31	(6.3)%	(3.2)%
Investment banking and debt placement fees	110	186	143	(40.9)	(23.1)
Operating lease income and other leasing gains	37	27	29	37.0	27.6

Corporate services income	48	51	53	(5.9)	(9.4)
Service charges on deposit accounts	27	26	28	3.8	(3.6)
Cards and payments income	18	17	17	5.9	5.9
Payments and services income	93	94	98	(1.1)	(5.1)

Mortgage servicing fees	17	18	17	(5.6)	—
Other noninterest income	13	(3)	7	N/M	85.7
Total noninterest income	$300	$354	$325	(15.3)%	(7.7)%

N/M = Not Meaningful

Commercial Bank Summary of Operations (1Q19 vs. 1Q18)

•	Net income attributable to Key of $253 million for the first quarter of 2019, compared to $276 million for the year-ago quarter

•	Taxable-equivalent net interest income decreased by $6 million, or 1.5%, compared to the first quarter of 2018, driven by lower purchase accounting accretion and loan spread compression

•	Average loan and lease balances increased $3.1 billion, or 5.7%, compared to the first quarter of 2018 driven by broad-based growth in commercial and industrial loans

•	Average deposit balances increased $1.6 billion, or 5.0%, compared to the first quarter of 2018, driven by growth in core deposits

•
Noninterest income decreased $25 million, or 7.7%, from the prior year. The decline was largely due to lower investment banking and debt placement fees and corporate services income, which reflected less favorable market conditions. This decrease was partially offset by higher core business growth

•	Provision for credit losses decreased $13 million compared to the first quarter of 2018, as credit quality remained stable

•
Noninterest expense decreased by $14 million, or 3.7%, from the first quarter of 2019. The decline reflects the benefit of efficiency initiatives, strong expense discipline, and the elimination of the FDIC quarterly surcharge

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $141.5 billion at March 31, 2019.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of over 1,100 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Emily J. Mills	Twitter: @keybank_news
216.689.7781
emills@key.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2018, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on Thursday, April 18, 2019. An audio replay of the call will be available through April 28, 2019.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

KeyCorp
First Quarter 2019
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Summary of operations
Net interest income (TE)	$985	$1,008	$952
Noninterest income	536	645	601
Total revenue (TE)	1,521	1,653	1,553
Provision for credit losses	62	59	61
Noninterest expense	963	1,012	1,006
Income (loss) from continuing operations attributable to Key	406	482	416
Income (loss) from discontinued operations, net of taxes (a)	1	2	2
Net income (loss) attributable to Key	407	484	418

Income (loss) from continuing operations attributable to Key common shareholders	386	459	402
Income (loss) from discontinued operations, net of taxes (a)	1	2	2
Net income (loss) attributable to Key common shareholders	387	461	404

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.45	$.38
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.45	.38

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.38	.45	.38
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.38	.45	.38

Cash dividends declared	.17	.17	.105
Book value at period end	14.31	13.90	13.07
Tangible book value at period end	11.55	11.14	10.35
Market price at period end	15.75	14.78	19.55

Performance ratios
From continuing operations:
Return on average total assets	1.18%	1.37%	1.25%
Return on average common equity	10.98	13.07	11.76
Return on average tangible common equity (c)	13.69	16.40	14.89
Net interest margin (TE)	3.13	3.16	3.15
Cash efficiency ratio (c)	61.9	59.9	62.9

From consolidated operations:
Return on average total assets	1.17%	1.37%	1.24%
Return on average common equity	11.01	13.13	11.82
Return on average tangible common equity (c)	13.72	16.47	14.97
Net interest margin (TE)	3.12	3.14	3.13
Loan to deposit (d)	85.1	85.6	86.9

Capital ratios at period end
Key shareholders’ equity to assets	11.25%	11.17%	10.90%
Key common shareholders’ equity to assets	10.25	10.15	10.16
Tangible common equity to tangible assets (c)	8.43	8.30	8.22
Common Equity Tier 1 (e)	9.84	9.93	9.99
Tier 1 risk-based capital (e)	10.97	11.08	10.82
Total risk-based capital (e)	13.01	12.89	12.73
Leverage (e)	9.92	9.89	9.76

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Financial Highlights (continued)
(dollars in millions)
	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Asset quality — from continuing operations
Net loan charge-offs	$64	$60	$54
Net loan charge-offs to average loans	.29%	.27%	.25%
Allowance for loan and lease losses	$883	$883	$881
Allowance for credit losses	945	946	941
Allowance for loan and lease losses to period-end loans	.98%	.99%	1.00%
Allowance for credit losses to period-end loans	1.05	1.06	1.07
Allowance for loan and lease losses to nonperforming loans (f)	161.1	162.9	162.8
Allowance for credit losses to nonperforming loans (f)	172.4	174.5	173.9
Nonperforming loans at period end (f)	$548	$542	$541
Nonperforming assets at period end (f)	597	577	569
Nonperforming loans to period-end portfolio loans (f)	.61%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.66	.64	.65

Trust assets
Assets under management	$38,742	$36,775	$39,003

Other data
Average full-time equivalent employees	17,554	17,664	18,540
Branches	1,158	1,159	1,192

Taxable-equivalent adjustment	$8	$8	$8

(a)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	March 31, 2019, ratio is estimated.

(f)	Nonperforming loan balances exclude $551 million, $575 million, and $690 million of purchased credit impaired loans at March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,924	$15,595	$14,944
Less: Intangible assets (a)	2,804	2,818	2,902
Preferred Stock (b)	1,421	1,421	1,009
Tangible common equity (non-GAAP)	$11,699	$11,356	$11,033
Total assets (GAAP)	$141,515	$139,613	$137,049
Less: Intangible assets (a)	2,804	2,818	2,902
Tangible assets (non-GAAP)	$138,711	$136,795	$134,147
Tangible common equity to tangible assets ratio (non-GAAP)	8.43%	8.30%	8.22%
Pre-provision net revenue
Net interest income (GAAP)	$977	$1,000	$944
Plus: Taxable-equivalent adjustment	8	8	8
Noninterest income	536	645	601
Less: Noninterest expense	963	1,012	1,006
Pre-provision net revenue from continuing operations (non-GAAP)	$558	$641	$547
Average tangible common equity
Average Key shareholders' equity (GAAP)	$15,702	$15,384	$14,889
Less: Intangible assets (average) (c)	2,813	2,828	2,916
Preferred stock (average)	1,450	1,450	1,025
Average tangible common equity (non-GAAP)	$11,439	$11,106	$10,948
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$386	$459	$402
Average tangible common equity (non-GAAP)	11,439	11,106	10,948

Return on average tangible common equity from continuing operations (non-GAAP)	13.69%	16.40%	14.89%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$387	$461	$404
Average tangible common equity (non-GAAP)	11,439	11,106	10,948

Return on average tangible common equity consolidated (non-GAAP)	13.72%	16.47%	14.97%
Cash efficiency ratio
Noninterest expense (GAAP)	$963	$1,012	$1,006
Less: Intangible asset amortization	22	22	29
Adjusted noninterest expense (non-GAAP)	$941	$990	$977

Net interest income (GAAP)	$977	$1,000	$944
Plus: Taxable-equivalent adjustment	8	8	8
Noninterest income	536	645	601
Total taxable-equivalent revenue (non-GAAP)	$1,521	$1,653	$1,553

Cash efficiency ratio (non-GAAP)	61.9%	59.9%	62.9%
Noninterest expense excluding notable items
Noninterest expense (GAAP)	$963	$1,012	$1,006
Less: Notable items	26	41	—
Noninterest expense excluding notable items (non-GAAP)	$937	$971	$1,006

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
3/31/2019
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,349
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (d)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (e)	$12,349

Net risk-weighted assets under current RCR	$125,540
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (f)	803
Deferred tax assets	312
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (e)	$126,655

Common Equity Tier 1 ratio under the fully phased-in RCR (e)	9.75%

(a)
For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, intangible assets exclude $12 million, $14 million, and $23 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, average intangible assets exclude $13 million, $15 million, and $24 million, respectively, of average purchased credit card receivables.

(d)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(e)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (fully phased-in); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(f)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Consolidated Balance Sheets
(dollars in millions)

	3/31/2019	12/31/2018	3/31/2018
Assets
Loans	$90,178	$89,552	$88,089
Loans held for sale	894	1,227	1,667
Securities available for sale	20,854	19,428	17,888
Held-to-maturity securities	11,234	11,519	12,189
Trading account assets	979	849	769
Short-term investments	2,511	2,562	1,644
Other investments	646	666	715
Total earning assets	127,296	125,803	122,961
Allowance for loan and lease losses	(883)	(883)	(881)
Cash and due from banks	611	678	643
Premises and equipment	849	882	916
Goodwill	2,516	2,516	2,538
Other intangible assets	300	316	387
Corporate-owned life insurance	4,184	4,171	4,142
Accrued income and other assets	5,596	5,030	5,054
Discontinued assets	1,046	1,100	1,289
Total assets	$141,515	139,613	137,049

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$61,380	$59,918	$54,606
Savings deposits	4,839	4,854	6,321
Certificates of deposit ($100,000 or more)	8,396	7,913	7,295
Other time deposits	5,573	5,332	4,928
Total interest-bearing deposits	80,188	78,017	73,150
Noninterest-bearing deposits	27,987	29,292	31,601
Total deposits	108,175	107,309	104,751
Federal funds purchased and securities sold under repurchase agreements	266	319	616
Bank notes and other short-term borrowings	679	544	1,133
Accrued expense and other liabilities	2,301	2,113	1,854
Long-term debt	14,168	13,732	13,749
Total liabilities	125,589	124,017	122,103

Equity
Preferred stock	1,450	1,450	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,259	6,331	6,289
Retained earnings	11,771	11,556	10,624
Treasury stock, at cost	(4,283)	(4,181)	(3,260)
Accumulated other comprehensive income (loss)	(530)	(818)	(991)
Key shareholders’ equity	15,924	15,595	14,944
Noncontrolling interests	2	1	2
Total equity	15,926	15,596	14,946
Total liabilities and equity	$141,515	$139,613	$137,049

Common shares outstanding (000)	1,013,186	1,019,503	1,064,939

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Interest income
Loans	$1,066	$1,058	$940
Loans held for sale	13	26	12
Securities available for sale	129	115	95
Held-to-maturity securities	68	71	69
Trading account assets	8	8	7
Short-term investments	16	15	8
Other investments	4	4	6
Total interest income	1,304	1,297	1,137
Interest expense
Deposits	202	174	91
Federal funds purchased and securities sold under repurchase agreements	1	1	4
Bank notes and other short-term borrowings	4	4	6
Long-term debt	120	118	92
Total interest expense	327	297	193
Net interest income	977	1,000	944
Provision for credit losses	62	59	61
Net interest income after provision for credit losses	915	941	883
Noninterest income
Trust and investment services income	115	121	133
Investment banking and debt placement fees	110	186	143
Service charges on deposit accounts	82	84	89
Operating lease income and other leasing gains	37	28	32
Corporate services income	55	58	62
Cards and payments income	66	68	62
Corporate-owned life insurance income	32	39	32
Consumer mortgage income	8	7	7
Mortgage servicing fees	21	21	20
Other income (a)	10	33	21
Total noninterest income	536	645	601
Noninterest expense
Personnel	563	576	594
Net occupancy	72	75	78
Computer processing	54	55	52
Business services and professional fees	44	49	41
Equipment	24	26	26
Operating lease expense	26	32	27
Marketing	19	25	25
FDIC assessment	7	9	21
Intangible asset amortization	22	22	29
OREO expense, net	3	1	2
Other expense	129	142	111
Total noninterest expense	963	1,012	1,006
Income (loss) from continuing operations before income taxes	488	574	478
Income taxes	82	92	62
Income (loss) from continuing operations	406	482	416
Income (loss) from discontinued operations, net of taxes	1	2	2
Net income (loss)	407	484	418
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$407	$484	$418

Income (loss) from continuing operations attributable to Key common shareholders	$386	$459	$402
Net income (loss) attributable to Key common shareholders	387	461	404
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.45	.38
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.45	.38

Cash dividends declared per common share	$.17	$.17	$.105

Weighted-average common shares outstanding (000)	1,006,717	1,018,614	1,056,037
Effect of common share options and other stock awards	9,787	11,803	15,749
Weighted-average common shares and potential common shares outstanding (000) (c)	1,016,504	1,030,417	1,071,786

(a)
For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	First Quarter 2019			Fourth Quarter 2018			First Quarter 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$45,998	$532	4.68%	$45,129	$512	4.51%	$42,733	$434	4.11%
Real estate — commercial mortgage	14,325	179	5.07	14,656	185	5.03	14,085	165	4.76
Real estate — construction	1,561	21	5.48	1,761	23	5.26	1,957	22	4.64
Commercial lease financing	4,497	41	3.66	4,482	43	3.79	4,663	41	3.53
Total commercial loans	66,381	773	4.71	66,028	763	4.59	63,438	662	4.23
Real estate — residential mortgage	5,543	56	4.02	5,496	54	3.97	5,479	54	3.95
Home equity loans	10,995	137	5.07	11,234	141	4.96	11,877	134	4.56
Consumer direct loans	1,862	37	8.06	1,806	36	7.87	1,766	33	7.53
Credit cards	1,105	32	11.80	1,112	33	11.61	1,080	30	11.32
Consumer indirect loans	3,763	39	4.13	3,612	39	4.28	3,287	35	4.29
Total consumer loans	23,268	301	5.23	23,260	303	5.16	23,489	286	4.91
Total loans	89,649	1,074	4.85	89,288	1,066	4.74	86,927	948	4.41
Loans held for sale	1,121	13	4.74	2,319	26	4.50	1,187	12	4.10
Securities available for sale (b), (e)	20,206	129	2.51	18,626	115	2.38	17,889	95	2.06
Held-to-maturity securities (b)	11,369	68	2.41	11,683	71	2.42	12,041	69	2.30
Trading account assets	957	8	3.36	934	8	3.42	907	7	2.99
Short-term investments	2,728	16	2.28	2,795	15	2.12	2,048	8	1.51
Other investments (e)	654	4	2.69	671	4	2.86	723	6	2.96
Total earning assets	126,684	1,312	4.17	126,316	1,305	4.09	121,722	1,145	3.78
Allowance for loan and lease losses	(878)			(878)			(875)
Accrued income and other assets	14,314			13,743			14,068
Discontinued assets	1,066			1,120			1,304
Total assets	$141,186			$140,301			$136,219
Liabilities
NOW and money market deposit accounts	$60,773	130.87		$59,292	110.74		$53,503	46.34
Savings deposits	4,811	1.08		4,915	1.08		6,232	5.29
Certificates of deposit ($100,000 or more)	8,376	47	2.25	8,217	42	2.02	6,972	27	1.58
Other time deposits	5,501	24	1.79	5,255	21	1.59	4,865	13	1.12
Total interest-bearing deposits	79,461	202	1.03	77,679	174.89		71,572	91.51
Federal funds purchased and securities sold under repurchase agreements	409	1.89		281	1.12		1,421	4	1.11
Bank notes and other short-term borrowings	649	4	2.75	618	4	3.05	1,342	6	1.87
Long-term debt (f), (g)	13,160	120	3.67	12,963	118	3.58	12,465	92	2.95
Total interest-bearing liabilities	93,679	327	1.42	91,541	297	1.28	86,800	193.90
Noninterest-bearing deposits	28,115			30,273			30,984
Accrued expense and other liabilities	2,622			1,981			2,241
Discontinued liabilities (g)	1,066			1,120			1,304
Total liabilities	125,482			124,915			121,329
Equity
Key shareholders’ equity	15,702			15,384			14,889
Noncontrolling interests	2			2			1
Total equity	15,704			15,386			14,890
Total liabilities and equity	$141,186			$140,301			$136,219
Interest rate spread (TE)			2.75%			2.81%			2.88%
Net interest income (TE) and net interest margin (TE)		985	3.13%		1,008	3.16%		952	3.15%
TE adjustment (b)		8			8			8
Net interest income, GAAP basis		$977			$1,000			$944

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $133 million, $132 million, and $120 million of assets from commercial credit cards for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Noninterest Expense
(dollars in millions)

	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Personnel (a)	$563	$576	$594
Net occupancy	72	75	78
Computer processing	54	55	52
Business services and professional fees	44	49	41
Equipment	24	26	26
Operating lease expense	26	32	27
Marketing	19	25	25
FDIC assessment	7	9	21
Intangible asset amortization	22	22	29
OREO expense, net	3	1	2
Other expense	129	142	111
Total noninterest expense	$963	$1,012	$1,006
Average full-time equivalent employees (b)	17,554	17,664	18,540

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Salaries and contract labor	$320	$336	$339
Incentive and stock-based compensation	132	139	145
Employee benefits	93	77	105
Severance	18	24	5
Total personnel expense	$563	$576	$594

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Loan Composition
(dollars in millions)

				Percent change 3/31/2019 vs
	3/31/2019	12/31/2018	3/31/2018	12/31/2018	3/31/2018
Commercial and industrial (a)	$46,474	$45,753	$44,313	1.6%	4.9%
Commercial real estate:
Commercial mortgage	14,344	14,285	13,997.4		2.5
Construction	1,420	1,666	1,871	(14.8)	(24.1)
Total commercial real estate loans	15,764	15,951	15,868	(1.2)	(.7)
Commercial lease financing (b)	4,507	4,606	4,598	(2.1)	(2.0)
Total commercial loans	66,745	66,310	64,779.7		3.0
Residential — prime loans:
Real estate — residential mortgage	5,615	5,513	5,473	1.9	2.6
Home equity loans	10,846	11,142	11,720	(2.7)	(7.5)
Total residential — prime loans	16,461	16,655	17,193	(1.2)	(4.3)
Consumer direct loans	2,165	1,809	1,758	19.7	23.2
Credit cards	1,086	1,144	1,068	(5.1)	1.7
Consumer indirect loans	3,721	3,634	3,291	2.4	13.1
Total consumer loans	23,433	23,242	23,310.8		.5
Total loans (c)	$90,178	$89,552	$88,089.7%		2.4%

(a)	Loan balances include $135 million, $132 million, and $120 million of commercial credit card balances at March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $12 million, $10 million, and $16 million at March 31, 2019, December 31, 2018, and March 31, 2018, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
Total loans exclude loans of $1.0 billion at March 31, 2019, $1.1 billion at December 31, 2018, and $1.3 billion at March 31, 2018, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 3/31/2019 vs
	3/31/2019	12/31/2018	3/31/2018	12/31/2018	3/31/2018
Commercial and industrial	$99	$279	$194	(64.5)%	(49.0)%
Real estate — commercial mortgage	724	894	1,426	(19.0)	(49.2)
Real estate — residential mortgage	71	54	47	31.5	51.1
Total loans held for sale (a)	$894	$1,227	$1,667	(27.1)%	(46.4)%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $71 million at March 31, 2019, $54 million at December 31, 2018, and $47 million at March 31, 2018.

Summary of Changes in Loans Held for Sale
(in millions)

	1Q19	4Q18	3Q18	2Q18	1Q18
Balance at beginning of period	$1,227	$1,618	$1,418	$1,667	$1,107
New originations	1,676	5,057	2,976	2,665	3,280
Transfers from (to) held to maturity, net	6	24	4	(4)	(14)
Loan sales	(2,017)	(5,448)	(2,491)	(2,909)	(2,705)
Loan draws (payments), net	2	(24)	(289)	(1)	(1)
Balance at end of period (a)	$894	$1,227	$1,618	$1,418	$1,667

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $71 million at March 31, 2019, $54 million at December 31, 2018, $87 million at September 30, 2018, $58 million at June 30, 2018, and $47 million at March 31, 2018.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Average loans outstanding	$89,649	$89,288	$86,927
Allowance for loan and lease losses at beginning of period	$883	$887	$877
Loans charged off:
Commercial and industrial	36	45	37

Real estate — commercial mortgage	5	12	1
Real estate — construction	4	—	—
Total commercial real estate loans	9	12	1
Commercial lease financing	8	1	1
Total commercial loans	53	58	39
Real estate — residential mortgage	1	—	1
Home equity loans	4	7	4
Consumer direct loans	10	9	8
Credit cards	11	10	12
Consumer indirect loans	8	8	8
Total consumer loans	34	34	33
Total loans charged off	87	92	72
Recoveries:
Commercial and industrial	10	19	6

Real estate — commercial mortgage	1	1	—
Real estate — construction	—	1	1
Total commercial real estate loans	1	2	1
Commercial lease financing	1	1	1
Total commercial loans	12	22	8
Real estate — residential mortgage	1	—	—
Home equity loans	2	2	3
Consumer direct loans	1	2	2
Credit cards	2	2	1
Consumer indirect loans	5	4	4
Total consumer loans	11	10	10
Total recoveries	23	32	18
Net loan charge-offs	(64)	(60)	(54)
Provision (credit) for loan and lease losses	64	56	58
Allowance for loan and lease losses at end of period	$883	$883	$881

Liability for credit losses on lending-related commitments at beginning of period	$64	$60	$57
Provision (credit) for losses on lending-related commitments	(2)	3	3
Liability for credit losses on lending-related commitments at end of period (a)	$62	$63	$60

Total allowance for credit losses at end of period	$945	$946	$941

Net loan charge-offs to average total loans	.29%	.27%	.25%
Allowance for loan and lease losses to period-end loans	.98	.99	1.00
Allowance for credit losses to period-end loans	1.05	1.06	1.07
Allowance for loan and lease losses to nonperforming loans	161.1	162.9	162.8
Allowance for credit losses to nonperforming loans	172.4	174.5	173.9

Discontinued operations — education lending business:
Loans charged off	$4	$4	$4
Recoveries	1	1	2
Net loan charge-offs	$(3)	$(3)	$(2)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	1Q19	4Q18	3Q18	2Q18	1Q18
Net loan charge-offs	$64	$60	$60	$60	$54
Net loan charge-offs to average total loans	.29%	.27%	.27%	.27%	.25%
Allowance for loan and lease losses	$883	$883	$887	$887	$881
Allowance for credit losses (a)	945	946	947	945	941
Allowance for loan and lease losses to period-end loans	.98%	.99%	.99%	1.01%	1.00%
Allowance for credit losses to period-end loans	1.05	1.06	1.06	1.07	1.07
Allowance for loan and lease losses to nonperforming loans (b)	161.1	162.9	137.5	162.8	162.8
Allowance for credit losses to nonperforming loans (b)	172.4	174.5	146.8	173.4	173.9
Nonperforming loans at period end (b)	$548	$542	$645	$545	$541
Nonperforming assets at period end (b)	597	577	674	571	569
Nonperforming loans to period-end portfolio loans (b)	.61%	.61%	.72%	.62%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.66	.64	.75	.65	.65

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $551 million, $575 million, $606 million, $629 million, and $690 million of purchased credit impaired loans at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Commercial and industrial	$170	$152	$227	$178	$189

Real estate — commercial mortgage	82	81	98	42	33
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	84	83	100	44	35
Commercial lease financing	9	9	10	21	5
Total commercial loans	263	244	337	243	229
Real estate — residential mortgage	64	62	62	55	59
Home equity loans	195	210	221	222	229
Consumer direct loans	3	4	4	4	4
Credit cards	3	2	2	2	2
Consumer indirect loans	20	20	19	19	18
Total consumer loans	285	298	308	302	312
Total nonperforming loans (a)	548	542	645	545	541
OREO	40	35	28	26	28
Other nonperforming assets	9	—	1	—	—
Total nonperforming assets (a)	$597	$577	$674	$571	$569
Accruing loans past due 90 days or more	118	112	87	103	82
Accruing loans past due 30 through 89 days	290	312	368	429	305
Restructured loans — accruing and nonaccruing (b)	365	399	366	347	317
Restructured loans included in nonperforming loans (b)	198	247	211	184	179
Nonperforming assets from discontinued operations — education lending business	7	8	6	6	6
Nonperforming loans to period-end portfolio loans (a)	.61%	.61%	.72%	.62%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.66	.64	.75	.65	.65

(a)
Nonperforming loan balances exclude $551 million, $575 million, $606 million, $629 million, and $690 million of purchased credit impaired loans at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	1Q19	4Q18	3Q18	2Q18	1Q18
Balance at beginning of period	$542	$645	$545	$541	$503
Loans placed on nonaccrual status	196	103	263	175	182
Charge-offs	(91)	(92)	(81)	(78)	(70)
Loans sold	(18)	(16)	—	(1)	—
Payments	(22)	(53)	(57)	(33)	(29)
Transfers to OREO	(8)	(10)	(5)	(5)	(4)
Transfers to other nonperforming assets	(13)	—	—	—	—
Loans returned to accrual status	(38)	(35)	(20)	(54)	(41)
Balance at end of period (a)	$548	$542	$645	$545	$541

(a)
Nonperforming loan balances exclude $551 million, $575 million, $606 million, $629 million, and $690 million of purchased credit impaired loans at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.

KeyCorp Reports First Quarter 2019 Profit
April 18, 2019

Line of Business Results
(dollars in millions)

						Percentage change 1Q19 vs.
	1Q19	4Q18	3Q18	2Q18	1Q18	4Q18	1Q18
Consumer Bank
Summary of operations
Total revenue (TE)	$808	$830	$811	$815	$782	(2.7)%	3.3%
Provision for credit losses	45	43	31	39	34	4.7	32.4
Noninterest expense	547	558	562	565	576	(2.0)	(5.0)
Net income (loss) attributable to Key	164	175	167	161	131	(6.3)	25.2
Average loans and leases	31,403	31,313	31,251	31,364	31,647.3		(.8)
Average deposits	71,289	70,427	69,125	68,280	67,421	1.2	5.7
Net loan charge-offs	34	40	35	39	35	(15.0)	(2.9)
Net loan charge-offs to average total loans	.44%	.51%	.44%	.50%	.45%	N/A	N/A
Nonperforming assets at period end	$365	$364	$380	$371	$382.3		(4.5)
Return on average allocated equity	19.83%	21.79%	20.73%	20.05%	16.41%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$699	$770	$751	$716	$730	(9.2)%	(4.2)%
Provision for credit losses	15	17	32	26	28	(11.8)	(46.4)
Noninterest expense	367	398	381	393	381	(7.8)	(3.7)
Net income (loss) attributable to Key	253	304	275	250	276	(16.8)	(8.3)
Average loans and leases	57,210	56,843	56,056	56,086	54,131.6		5.7
Average loans held for sale	1,066	2,250	1,042	1,301	1,124	(52.6)	(5.2)
Average deposits	34,418	35,113	33,603	33,168	32,794	(2.0)	5.0
Net loan charge-offs	30	19	26	22	19	57.9	57.9
Net loan charge-offs to average total loans	.21%	.13%	.18%	.16%	.14%	N/A	N/A
Nonperforming assets at period end	$225	$205	$280	$187	$171	9.8	31.6
Return on average allocated equity	23.66%	26.64%	24.12%	22.10%	25.31%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful